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                                                                      EXHIBIT 21

                      SUBSIDIARIES OF EXECUTIVE RISK INC.

                                                     CHARTERING
NAME OF SUBSIDIARY                                  JURISDICTION         PERCENT OWNED
------------------                                 --------------        -------------
Executive Risk Inc. Subsidiaries
  Executive Risk Management Associates*             Connecticut               70%
     (underwriting and claims agency)
  Executive Re Inc.                                   Delaware               100%
     (middle-level holding company)
Executive Re Inc. Subsidiaries
  -- Executive Risk Management Associates*          Connecticut               30%
  -- Executive Risk                                 Netherlands              100%
       International Holdings BV
       (mid-level holding co.)
     Executive Risk I.H. BV subsidiary
     -- Executive Risk N.V.                         Netherlands              100%
          (Netherlands insurer)
  -- Executive Risk (Bermuda) Ltd.                    Bermuda                100%
       (Bermuda insurer)
  -- Sullivan Kelly Inc.                             California              100%
       (underwriting manager)
     Sullivan Kelly Inc. subsidiary
     -- Sullivan Kelly of Arizona, Inc.               Arizona                100%
  -- Executive Risk Indemnity Inc.                    Delaware               100%
       (admitted insurance company)
     Executive Risk Indemnity Inc. subsidiaries
       -- Executive Risk Specialty
            Insurance Company                       Connecticut              100%
            (surplus lines company)
       -- Quadrant Indemnity Company                Connecticut              100%
            (admitted insurance company)
       -- Western Risk Insurance                     California              100%
            Company (in formation)
  -- Talcott Services Corporation                   Connecticut              100%
  -- Executive Risk Limited                        United Kingdom            100%

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*Connecticut general partnership.